Exhibit 99.1

CORRECTING and REPLACING CPSI Announces First Quarter 2016 Results

MOBILE, Ala.--(BUSINESS WIRE)--May 16, 2016--The press release issued by CPSI (NASDAQ: CPSI) on May 4, 2016, contained an error in the calculation of the provision for income taxes for the quarter ended March 31, 2016. The Company’s provision for income taxes for the quarter was $1.0 million instead of $0.2 million as initially reported. This change affects the Company’s reported GAAP net loss for the quarter, which was $1.7 million instead of $0.9 million as initially reported; and the GAAP net loss per diluted share, which was $0.13 per diluted share instead of $0.07 as initially reported. Adjusted EBITDA only changed slightly, remaining at $13.2 million, and non-GAAP earnings per share was not impacted by this change, remaining at $0.54 per diluted share. Corresponding corrections have also been made to the Company’s unaudited condensed consolidated balance sheets, statements of cash flows and other supplemental information. Additionally, the Company has recorded certain balance sheet reclassifications related to the refinement of purchase accounting amounts at March 31, 2016.

The corrected release reads:

CPSI ANNOUNCES FIRST QUARTER 2016 RESULTS

Highlights:

  Revenues of $69.6 million;
  Quarterly bookings of $22.9 million;
  GAAP loss per diluted share of $0.13 and non-GAAP earnings per diluted share of $0.54;
  GAAP net loss of $1.7 million and Adjusted EBITDA of $13.2 million;
  Cash provided by operations of $0.8 million; and
  Quarterly dividend of $0.64 per share.

CPSI (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2016.

The Company also announced a quarterly cash dividend of $0.64 per share, payable on May 27, 2016, to stockholders of record as of the close of business on May 12, 2016.

Total revenues for the first quarter ended March 31, 2016, were $69.6 million, compared with total revenues of $46.2 million for the prior-year first quarter. The Company experienced a net loss for the quarter ended March 31, 2016 of $1.7 million, or $0.13 per diluted share, compared with net income of $5.5 million, or $0.49 per diluted share, for the quarter ended March 31, 2015. Cash provided by operations for the first quarter of 2016 was $0.8 million, compared with $13.6 million for the prior-year first quarter. Included in the first quarter results are $7.6 million of transaction costs associated with the Company's acquisition of Healthland.

"As the market leader for community healthcare IT with more than 35 percent market share, we are energized about our future," said Boyd Douglas, president and chief executive officer of CPSI. "In the short time since we acquired Healthland and its subsidiaries, we have already seen a positive response from the market. Community healthcare organizations have made it clear that they are looking for a technology partner with the experience, understanding and scalability to meet their unique needs with proven IT solutions.

"The momentum around our company integration efforts has already led to some positive and key outcomes in the first quarter of 2016. Cost synergies are actually ahead of schedule, and we expect revenue synergies to progressively increase throughout the remainder of the year, as planned. In addition to being ahead of schedule with these integration efforts, we are also pleased with the level of sales activity we are experiencing with both existing and new clients. Again, we are confident that our results will reflect improvement for the year."

Commenting further on the Company's financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, "Revenues for the quarter came in slightly less than expected, primarily due to the timing of the closing of the Healthland transaction, which resulted in a week's worth of lost revenue, estimated at approximately $1.5 million. After some consideration, we elected to forego any 'convenience method' potentially available to us that would have allowed us to align the date of acquisition for accounting purposes to an accounting close date, thereby capturing that week's worth of revenue in our consolidated results. Even with the loss of this revenue, cost efficiencies for the quarter, resulting from our integration plan, were realized at a higher rate than anticipated. As a result, adjusted EBITDA was in line with our projections."

In addressing 2016 guidance, Chambless said, "One of the significant challenges we faced in forming our 2016 revenue forecast was quantifying the deal attrition attributable to the acquisition within Healthland's revenue opportunities. With the benefit of one quarter's worth of hindsight, we now have better visibility into that impact and, as a result, have decided to adjust our 2016 annual revenue guidance. We are adjusting our guidance from its original range of $307 million to $322 million to an anticipated range of $297 million to $312 million.

"However, the continued execution of our integration plan has identified far more cost efficiencies that we expect to be able to achieve, resulting in projected cost synergies exceeding $14 million for 2016 with an exit run rate in excess of $17 million. This compares to our previous estimates of $10 million for 2016 with an exit run rate in excess of $13 million. These additional synergies, coupled with margin-related cost savings resulting from the reduced annual revenue guidance and increased NOL utilization for the remainder of 2016 as we return to a taxable income position, have us on target to achieve our original guidance on adjusted EBITDA and non-GAAP EPS."

A 30-day online replay of CPSI’s first quarter conference call is available on the Company's website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare IT solutions and services for rural and community hospitals and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, TruBridge, LLC, Healthland Inc., American HealthTech, Inc., and Rycan Technologies, Inc. Our combined company is focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for rural and community hospitals. TruBridge focuses exclusively on providing business management, consulting and managed IT services to rural and community healthcare organizations, regardless of their IT vendor. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation's largest providers of financial and clinical technology solutions and services for post-acute care facilities. Rycan provides revenue cycle management workflow and automation software to hospitals, healthcare systems, and skilled nursing organizations. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, www.healthtech.net, or www.rycan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Sales revenues:
System sales and support	$52,380	$31,117
Business management, consulting and managed IT services	17,263	15,123
Total sales revenues	69,643	46,240

Costs of sales:
System sales and support	23,862	13,388
Business management, consulting and managed IT services	9,528	8,406
Total costs of sales	33,390	21,794
Gross profit	36,253	24,446

Operating expenses:
Product development	7,190	3,582
Sales and marketing	6,730	4,591
General and administrative	19,202	8,439
Amortization of acquisition-related intangibles	2,355	-
Total operating expenses	35,477	16,612

Operating income	776	7,834

Other income (expense):
Other income (expense)	(1)	83
Interest expense	(1,468)	-
Total other income (expense)	(1,469)	83

Income (loss) before taxes	(693)	7,917
Provision for income taxes	970	2,409
Net income (loss)	$(1,663)	$5,508

Net income (loss) per common share—basic	$(0.13)	$0.49
Net income (loss) per common share—diluted	$(0.13)	$0.49

Weighted average shares outstanding used in per common share computations:
Basic	13,025	11,052
Diluted	13,025	11,052

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (in thousands, except per share data)

	March 31, 2016	Dec. 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,694	$24,951
Investments	1,144	10,824
Accounts receivable, net of allowance for doubtful accounts of $1,229 and $1,216, respectively	29,279	22,594
Financing receivables, current portion, net	12,478	10,576
Inventories	1,154	1,495
Deferred tax assets	-	2,335
Prepaid income taxes	529	427
Prepaid expenses and other	4,512	1,356
Total current assets	60,790	74,558

Property and equipment, net	14,795	14,351
Financing receivables, net of current portion	2,701	1,569
Intangible assets, net	109,245	-
Goodwill	170,589	-
Deferred tax assets	2,156	2,310
Total assets	$360,276	$92,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,800	$4,591
Current portion of long-term debt	3,221	-
Deferred revenue	15,233	3,821
Accrued vacation	4,950	3,412
Other accrued liabilities	16,056	5,598
Total current liabilities	54,260	17,422

Long-term debt, less current portion	142,728	-

Stockholders' equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 13,521 and 11,303 shares issued and outstanding	13	11
Additional paid-in capital	142,325	44,187
Accumulated other comprehensive loss	(6)	(38)
Retained earnings	20,956	31,206
Total stockholders' equity	163,288	75,366
Total liabilities and stockholders' equity	$360,276	$92,788

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income (loss)	$(1,663)	$5,508
Adjustments to net income (loss):
Provision for bad debt	133	236
Deferred taxes	957	(673)
Stock-based compensation	1,383	1,437
Deficient (excess) tax benefit from restricted stock	(65)	1
Income tax benefit from restricted stock dividends	(44)	(65)
Depreciation	852	911
Intangible amortization	2,355	-
Amortization of deferred finance costs	158	-
Changes in operating assets and liabilities:
Accounts receivable	(985)	1,422
Financing receivables	(895)	2,175
Inventories	557	(143)
Prepaid expenses and other	72	(418)
Accounts payable	2,878	(158)
Deferred revenue	(4,323)	(898)
Other liabilities	(954)	1,197
Income taxes payable/prepaid income taxes	418	3,105
Net cash provided by operating activities	834	13,637

Investing activities:
Purchases of property and equipment	(32)	(323)
Purchase of business, net of cash received	(162,198)	-
Sale of investments	9,729	39
Net cash used in investing activities	(152,501)	(284)

Financing activities:
Dividends paid	(8,587)	(7,242)
Proceeds from long-term debt	146,572	-
Payments of long-term debt	(781)	-
Proceeds from stock option exercise	1,097	-
(Deficient) excess tax benefit from restricted stock	65	(1)
Income tax benefit from restricted stock dividends	44	65
Net cash provided by (used in) financing activities	138,410	(7,178)

Net (decrease) increase in cash and cash equivalents	$(13,257)	$6,175

Cash and cash equivalents, beginning of period	$24,951	$23,792
Cash and cash equivalents, end of period	$11,694	$29,967

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (in thousands)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
System sales and support(1)	$19,904	$17,388	$13,132	$12,756	$15,150
Business management, consulting and managed IT services(2)	3,005	3,385	5,582	5,582	4,571
Total	$22,909	$20,773	$18,714	$18,338	$19,271
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

Reconciliation of Non-GAAP Financial Measures (in thousands, except per share data)

Adjusted EBITDA	Three Months Ended March 31,
	2016	2015
Net (loss) income, as reported	$(1,663)	$5,508
Deferred revenue and other acquisition-related adjustments	-	-
Depreciation expense	852	911
Amortization of acquisition-related intangible assets	2,355	-
Stock-based compensation	1,383	1,437
Transaction-related costs	7,565	-
Interest expense and other, net	1,469	(83)
Provision for income taxes, net of cash benefits from NOL utilization	1,260	2,409
Adjusted EBITDA	$13,221	$10,182

Non-GAAP Net Income and Non-GAAP Earnings Per Share ("EPS")	Three Months Ended March 31,
	2016	2015
Net (loss) income, as reported	$(1,663)	$5,508

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,355	-
Stock-based compensation	1,383	1,437
Transaction-related costs	7,565	-
Non-cash interest expense	158	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(4,012)	(503)
Tax-effect of non-deductible transaction-related costs	1,214	-
Non-GAAP net income	$7,000	$6,442

Weighted average shares outstanding, diluted	13,025	11,052

Non-GAAP EPS	$0.54	$0.58

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (Continued) Unaudited Condensed Consolidated Statements of Income (Recast for Current Presentation) (in thousands)

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Sales revenues:
System sales and support	$28,364	$28,094	$30,810	$31,117	$31,836	$39,000	$39,118	$38,698
Business management, consulting and managed IT services	15,867	16,523	16,276	15,123	14,431	14,327	13,936	13,396
Total sales revenues	44,231	44,617	47,086	46,240	46,267	53,327	53,054	52,094

Costs of sales:
System sales and support	12,374	12,825	13,913	13,388	14,474	14,850	14,785	14,969
Business management, consulting and managed IT services	9,287	9,065	8,458	8,406	7,717	7,975	8,119	7,905
Total costs of sales	21,661	21,890	22,371	21,794	22,191	22,825	22,904	22,874
Gross profit	22,570	22,727	24,715	24,446	24,076	30,502	30,150	29,220

Operating expenses:
Product development	3,522	3,554	3,570	3,582	3,698	3,691	3,635	3,598
Sales and marketing	4,439	4,564	4,740	4,591	4,487	5,112	4,970	5,151
General and administrative	10,004	10,348	8,019	8,439	6,550	7,523	7,462	8,484
Amortization of acquisition-related intangibles	-	-	-	-	-	-	-	-
Total operating expenses	17,965	18,466	16,329	16,612	14,735	16,326	16,067	17,233

Operating income	4,605	4,261	8,386	7,834	9,341	14,176	14,083	11,987

Other income (expense):
Other income (expense)	70	137	115	83	70	69	54	(41)
Interest expense	-	-	-	-	-	-	-	-
Total other income (expense)	70	137	115	83	70	69	54	(41)

Income (loss) before taxes	4,675	4,398	8,501	7,917	9,411	14,245	14,137	11,946
Provision for income taxes	1,283	858	2,598	2,409	2,669	4,889	5,030	4,231
Net income (loss)	$3,392	$3,540	$5,903	$5,508	$6,742	$9,356	$9,107	$7,715

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS").

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, net of the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurrent expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Boyd Douglas, 251-639-8100
President and Chief Executive Officer